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                                                                      EXHIBIT 11

                       BRUSH WELLMAN INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS



                                                  1995                     1994                   1993
                                                  ----                     ----                   ----
Primary:
  Average shares outstanding                    16,198,575               16,102,350             16,087,250

  Dilutive stock options based
           on the treasury stock method
           using average market price              206,360                   80,484                  9,442
                                               -----------              -----------            -----------

                         TOTALS                 16,404,935               16,182,834             16,096,692
                                               ===========              ===========            ===========

  Net Income                                   $20,689,000              $18,550,000            $ 6,458,000

  Per share amount                             $      1.26              $      1.15            $      0.40
                                               ===========              ===========            ===========



Fully diluted:
  Average shares outstanding                    16,198,575               16,102,350             16,087,250

  Dilutive stock options based
           on the treasury stock method
           using the higher of the year
           end market price or the average
           market price                            209,978                  140,983                 20,603
                                               -----------              -----------            -----------

                         TOTALS                 16,408,553               16,243,333             16,107,853
                                               ===========              ===========            ===========

  Net Income                                   $20,689,000              $18,550,000            $ 6,458,000

  Per share amount                             $      1.26              $      1.14            $      0.40
                                               ===========              ===========            ===========